Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company Capital Accumulation Plan

Coeur d’Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-176364, 333-195019, 333-209727, and 333-229840) of Hecla Mining Company of our report dated June 27, 2019, relating to the financial statements and supplemental schedule of Hecla Mining Company Capital Accumulation Plan which appear in this Form 11-K for the year ended December 31, 2018.

/s/ BDO USA, LLP

Spokane, WA

June 27, 2019